UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2010
Anadys Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5871 Oberlin Drive, Suite 200, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (858) 530-3600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 28, 2010, Anadys Pharmaceuticals, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Two proposals were voted on at the meeting: (1) the election of each of Stelios Papadopoulos, Ph.D. and George A. Scangos, Ph.D. as directors to serve until the Company’s 2013 Annual Meeting of Stockholders; and (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010.
     Only stockholders of record at the close of business on April 7, 2010 were entitled to vote at the Annual Meeting. As of April 7, 2010, there were 37,346,242 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 25,032,337 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.
     Both of the proposals were approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.
1)	The election of two nominees for director to serve a three-year term expiring at the Company’s 2013 Annual Meeting of Stockholders:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Stelios Papadopoulos, Ph.D.	16,865,343	0	367,510	7,799,484
George A. Scangos, Ph.D.	16,870,784	0	362,069	7,799,484
2)	To ratify the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
24,926,990	52,353	52,994	0
     No other matters were subject to a vote of the Company’s stockholders at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.
June 4, 2010	By:	/s/ Peter T. Slover
		Name:	Peter T. Slover
		Title:	Vice President, Finance and Operations